UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 6, 2005

                          COVENTURE INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       000-31539             98-0231607
          --------                                             ----------
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification Number)



                      Tang Xing Shu Ma Building, Suite 418
                                 Tang Xing Road
                               Xian High Tech Area
                             Xian, Shaanxi Province
                                      China
               (Address of principal executive offices) (zip code)

                                 86-29-88323325
              (Registrant's telephone number, including area code)


                                   Copies to:
                               Marc J. Ross, Esq.
                              Thomas A. Rose, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On December 6, 2005, Coventure International Inc.("Coventure"), entered into and closed a share purchase agreement with Xian Xilan Natural Gas Co., Ltd., a corporation formed under the laws of the People's Republic of China ("Xilan" or the "Company"), and each of Xilan's shareholders (the "Purchase Agreement"). Pursuant to the Agreement, Coventure acquired all of the issued and outstanding capital stock of Xilan from the Xilan shareholders in exchange for 4,000,000 shares of Coventure common stock. Concurrently with the closing of the Purchase Agreement and as a condition thereof, Coventure entered into an agreement with John Hromyk, its President and Chief Financial Officer, pursuant to which Mr. Hromyk returned 5,971,178 shares of Coventure common stock to Coventure for cancellation. Mr. Hromyk was not compensated in any way for the cancellation of his shares of Coventure Common Stock. Upon completion of the foregoing transactions, Coventure had an aggregate of 5,051,022 shares of common stock issued and outstanding. The shares of common stock issued to the shareholders of Xilan were issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended.

     In connection with the acquisition of Xilan on December 6, 2005, John Hromyk resigned as the sole officer of Coventure and the following executive officers of Xilan were appointed as executive officers of Coventure:

Name                                Title
-------------                       -----------------------------
Minqing Lu                          Chief Executive Officer
Xiaogang Zhu                        Chief Financial Officer
Yuman Chen                          Vice President - Marketing
Liangzhong Li                       Vice President - Construction

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of Xilan

     Xilan was incorporated under the laws of the People's Republic of China on January 8, 2000 and is headquartered in Xian, China in Shaanxi Province. Xilan primarily engages in the transmission and distribution of natural gas to commercial, industrial and residential customers.

Industry Overview

     China's rapidly expanding economy is stretching the limits of its energy resources. Currently, only 3% of China's total energy usage is natural gas, while the world's average consumption of natural gas is 24% of total energy usage. (source: US Energy Information Administration ("EIA"), August 2005) Over the next 5 years, China's use of natural gas is generally expected to double. China's domestic reserve of natural gas was estimated to be 53.3 trillion cubic feet (tcf) at the beginning of 2005 (source: EIA August 2005). The country's largest reserves are located in western and north central China, including the Province of Shaanxi, the home of Xilan.


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
     In order to meet the growth in natural gas demand, the PRC government has encouraged private companies to invest in and build the natural gas infrastructure. On December 27, 2002, the Ministry of Construction issued a memorandum stating that regulation of the public utility industry (including gas distribution) should be liberalized and foreign and private investment participation should be encouraged and welcomed. The memorandum encouraged private investment in the sector and provided a legal framework for private urban natural gas distribution.

Business

End User Delivery of Natural Gas

     Xilan is the sole authorized provider of natural gas to residential customers in certain parts of the Xian area, including Lantian County and the Baqiao District. The company is currently supplying natural gas to approximately 50,000 households in the Xian area. Via a connecting point with a high pressure pipeline network from the government operated Shaanxi Natural Gas Company, natural gas with much lower pressure is delivered to Xilan's residential, commercial and industrial customers. The company owns approximately 120 km of high pressure pipeline. It is the only private company in Shaanxi province to own this type of high pressure pipeline.

     The management is seeking to expand supply services to the Shangluo and Ankang areas of Shaanxi province. Upon approval from the government, Xilan would also have the exclusive right to provide natural gas to residential and commercial end users in those areas. In order to obtain such approval, Xilan was required to submit a project proposal for the feasibility of supplying gas to each area. In Ankang, Xilan applied to the Urban and Rural Construction Bureau. In Shangluo, applications were made to the Municipal Administration Bureau. The approval process takes approximately four to six months and is pending.

Wholesale to Filling Stations

     Xilan sells compressed natural gas to filling stations on a wholesale basis. The stations, in turn, sell natural gas to taxis and buses in Xian which operate on compressed natural gas (CNG) technology. Government statistics indicate that there are currently 5,000 buses and 20,000 taxis using natural gas in Xian. Each bus uses an average of 70 cubic meters of CNG per day and taxis use an average of 30 cubic meters of CNG per day (source: Xian Clean Fuel Vehicles Commission 2005).

     In July 2005, Xilan purchased a Compressor Station which is operated in proximity to the company's pipeline and which allows the company to compress and transport natural gas via truck to retail gas stations. The company also plans to develop a liquefied form of natural gas (LNG) that can be transported over longer distances by gas tanker truck and which could expand the company's geographical sales. The Company is currently conducting a feasibility study with regard to LNG production. This study should be completed in June 2006. In order to construct an appropriate LNG plant, Xilan will require approximately US$19 million (RMB 150 million), with construction of the plant completed by year end 2006, testing in October 2007 and production commencing in December 2007, assuming appropriate financing can be obtained. Xilan can begin the process with its current licenses but in the future will require approval from Shaanxi Development and Reform Commission for LNG production.

Retail Filling Stations

     Based on company estimates, by the end of June 2005, the total demand for compressed natural gas vehicular fuel in the Xian area was approximately one million cubic meters per day. The company expects demand for natural gas as a transport fuel to continue to increase based on government clean energy policy as expressed in the proposal for the Eleventh Ten Year Plan (2006-2010) and the end-user cost advantages of CNG fuel over gasoline. The company estimates that the average filling station in Xian pumps approximately 12,000 cubic meters of natural gas per day. Based on a company survey, as of November 1, 2005, there were 31 filling stations in Xian pumping approximately 372,000 cubic meters of CNG fuel per day, a figure well below estimated total demand.

     Xilan is establishing three new company-operated gas stations in the Xian metropolitan area, which will be completed by January 2006. Currently, the company purchases natural gas for 1.16 RMB/cubic meter and will sell each cubic meter for 1.90RMB net of VAT. The construction time for each filling station is 45-60 days and the cost is approximately US$600,000. The construction of additional facilities is dependent upon the company acquiring sufficient additional capital when needed.

     The company believes that its vertically integrated operation should allow Xilan to be able to surpass the average sales volume of competing stations, estimated at 12,000 cubic meters per day, based on its proprietary supply of CNG from its own pipeline.

Marketing

     Xilan markets the end user delivery of the natural gas segment of the business through advertising in the general media and direct solicitation of real estate development companies and government officials. Xilan participates in trade shows and conferences such as the 7th Xian Global Gas Fuels Technology Equipment and Auto Service Station Exhibition which was held in June 2005. For the retail filling station segment of the business, the company will target advertising to taxi drivers, who are the largest segment of end-users of the company's CNG fuel product. A discount loyalty card will be made available to the professional driving community including taxi and bus drivers. Brochures, radio and newspaper advertisements and point of sale displays will also be utilized.

Suppliers

     Currently, Xilan has only one natural gas supplier, the Shaanxi Natural Gas Co., Ltd., a government owned enterprise. In the past, contracts were renewed on an annual basis. However, as the volume of usage has increased, Shaanxi Natural Gas has revised their policies, and contract terms are now six months and subject to review prior to renewal. Company management reports that it does not expect any issues or difficulty in continuing to renew the supply contracts going forward. Price points for natural gas are strictly controlled by the
government  and  have  remained   stable  over  the  past  3  years.

Customers

Residential/Commercial

     Xilan supplies natural gas to approximately 50,000 residential customers in Lantian County, Lintong and Baqiao Districts in the jurisdiction of Xian. These residences include apartment blocks and small estates. Commercial customers include small businesses like restaurants and office buildings.

Industrial

     Within the Xian region there are several industries to which Xilan supplies natural gas as a raw material for their production process including the Xiwei Aluminum Company.

Wholesale to Filling Stations

     Currently, Xilan supplies natural gas to several of the privately owned and operated CNG filling stations in the Xian area. Upon the completion of construction of their company-owned filling stations, Xilan will also supply their own filling stations for sales to retail end users.

Intellectual Property

     Xilan has applied for a service mark on the "Xilan" name, which is used in connection with all services.

Research and Development

     Xilan has not had any material research and development expenses over the past two years. The company projects expenditures of approximately $100,000 for research and development in 2006. The funding source for all research and development expenses is expected to come from operating cash flows.

Employees

     As of November 1, 2005, Xilan employed a total of 151 employees in the following capacities: 8 management, 15 administrative, 46 operational, 66 sales, 9 R & D, and 7 finance. Xilan believes that it has a good working relationship with its employees. The company is not a party to any collective bargaining agreements.

Governmental and Environmental Regulation

     To date, Xilan has been compliant with all registrations and requirements for the issuance and maintenance of all licenses required by the applicable governing authorities in China.

 These licenses include:

   o Qualified Urban Fuel Operator Business License authorized by the Shaanxi Construction Bureau, the local office of the Ministry of Construction, effective from January 2, 2004 to January 2, 2009. (License number SHAANRANZHI 166)
   o License to Supply, Install Equipment and Maintain Gas Fuel Lines issued by the local Gas Fuels for Heating Bureau, an agency of the Ministry of Construction and the Xian Natural Gas Management Bureau. (License number:
      XIRAN 136)
   o Safety and Inspection Regulation for Special Equipment Safety Inspection Standards for High Pressure Pipeline and Technical Safety Inspection Regulations from the Shaanxi Quality and Technology Inspection Bureau for compressor stations and pressure storage tank system. (Approval letter reference: 2004SHAANGUOCHUHAN033)
   o Annual Safety Inspection of Lightning Conductor Equipment approved by the Shaanxi Meteorology Bureau. (Certificate number 0005274)

The Citygate and Compressor Stations are approved by the local office of the Ministry of Construction.

     Fuel service station standards are subject to regulation by the Ministry of Construction, the General Administration of Quality Supervision, and the Bureau of Inspection and Quarantine of the People's Republic of China. Certificates will be issued upon satisfactory inspection of service stations.

     There are various standards that must be met for filling stations including handling and storage of gas, tanker handling, and compressor operation. These standards are regulated by the Local Ministry of Construction and the Gas Field Operation Department of the Municipal Administration Committee. Inspections will be carried out by the Municipal Development and Reform Commission which will issue a certificate for the handling of dangerous chemical agents.

     Standards for the design and construction of filling stations must conform to GB50156-2202 and technology standard BJJ84-2000.

Competition

     The three largest state owned energy companies, CNPC (China National Petroleum Corporation) Group, SINOPEC, and CNOOC are principally engaged in the upstream supply of energy and are major players in exploration and transportation of oil and gas. They build much of the country's high pressure pipeline infrastructure. Natural gas is distributed to smaller regional firms that redistribute the gas to the end user, either through lower pressure pipeline networks, or via tankers in the form of liquid natural gas (LNG).

     The company is aware of two privately owned companies in China which may be considered to be direct competitors of the company: Xinjiang Guanghui LNG
Development Corporation Ltd and Xin'Ao Gas Field Ltd. Xinjiang Guanghui LNG Development Corporation Ltd is primarily involved in the transportation of LNG via tanker truck to storage facilities from natural gas wells. Xin'Ao Gas Field Ltd. is a publicly owned company traded on the Hong Kong Exchange, distributing natural gas via pipeline, doing business in 13 provinces and municipalities that have a combined population of 31 million. Neither Xinjiang Guanghui nor Xin'Ao is approved to supply natural gas to any area in which Xilan is currently operating.

     Currently, there are approximately 31 filling stations in Xian City. Thirteen of these stations are state owned enterprises. The other 18 stations are privately owned with the majority of these being single station operators. The company believes that it can effectively compete with the stations based upon its organization, experience and financial resources.

Description of Property

     Xilan's properties are located in Lantian county, Baqiao District and Gaoxin District of Xian, Shaanxi province. Xilan owns a 120km high-pressure underground pipeline network and two Citygate stations (terminals) with accompanying buildings and equipment. Xilan leases the main office building where they are headquartered and three filling station sites.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FORWARD LOOKING STATEMENTS

     Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;
2. Our ability to raise capital when needed and on acceptable terms and conditions;
3. The intensity of competition; and
4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Nine Months Ended September 30, 2005 Compared To Nine Months Ended September 30, 2004

     Revenue. For the nine-month period ended September 30, 2005 as compared to the nine-month period ended September 30, 2004, the Company generated net revenues of $2,714,042 and $701,615 respectively, reflecting an increase of $2,012,427 or 287%. The increase in revenues was due to increased construction and installation revenue as the company signed new residential and commercial customers. These customers pay approximately 60% of the construction costs up front and the balance is paid as part of the monthly natural gas bill.

     Gross profit. The Company achieved a gross profit of $1,298,743 for the nine months ended September 30, 2005, an increase of $1,034,828 or 392%, compared to $263,915 for the nine months ended September 30, 2004. Gross margin, as a percentage of revenues, increased from 37.6% for the nine months ended September 30, 2004, to 47.9% for the nine months ended September 30, 2005. The increase in gross profit is due to the increased construction and installation activity. The increase in gross margin is attributable to the margins that are received during construction and installation, the company works with gross margins that are approximately 50%, mostly due to the low cost of labor.

     Operating expenses. The Company incurred operating expenses of $432,343 for the nine months ended September 30, 2005, an increase of $39,818 or 10%, compared to $392,525 for the nine months ended September 30, 2004. This increase represents our continued development and implementation of our strategy to develop the filling station business, as well as administering the increased construction and installation activity. Aggregated selling expenses of $299,352 account for expenses related to costs associated with sales and marketing of the Company's products. Operating expenses include general and administrative expenses of $132,991 for the first nine months of 2005 and relate to cost of maintaining the company's facilities, salaries and planning the initial roll out of the filling station business.

     Net income. The Company's net income was $736,802 for the nine months ended September 30, 2005, an increase of $865,091 compared to $(128,289) for the nine months ended September 30, 2004. The increase was fully attributed to the growth of construction and installation fees.

Twelve Months Ended December 31, 2004 Compared To Twelve Months Ended December 31, 2003

     Revenue. The Company generated revenues of $884,413 for the twelve months ended December 31, 2004, a decrease of $687,880 or -43.8%, compared to $1,572,293 for the twelve months ended December 31, 2003. The decrease in revenue was due to the completion of the first phase of construction and installation necessary to bring new customers into our system. This work was completed ahead of time and accounts for the relatively minor amount of construction and installation work in the same period of 2004. Due to the rapid pace of the work completed in 2003, the company was able to focus on signing new customers in 2004, hence the surge in construction and installations in 2005.

     Gross profit. The Company achieved a gross profit of $370,367 for the twelve months ended December 31, 2004, a decrease of $143,535 or 28%, compared to $513,902 for the twelve months ended December 31, 2003. Gross margin, as a percentage of revenues, decreased from 41.9% for the twelve months ended December 31, 2003, to 32.7% for the twelve months ended December 31, 2004. The decrease in gross margin was attributed to the 57% decrease in construction and installation activity in 2004, this segment of our business, although not a monthly recurring business is highly profitable with gross margins that are nearly 50%.

     Operating expenses. The Company incurred operating expenses of $487,718 for the twelve months ended December 31, 2004, an increase of $42,499 or 9%, compared to $530,217 for the twelve months ended December 31, 2003. These operating expenses are related to increased sales and marketing costs to sign new residential and commercial customers that were put on line in 2005. In addition the company began to address the filling station strategy, identifying possible locations for the filling stations and commencing the process of applying to the proper governmental agencies for all necessary approvals and licenses to construct the new filling stations.

     Net Income. Net income decreased to ($161,768), a decrease of $240,982, from $79,214. This loss can be attributed to increased marketing efforts to new residential and commercial customers as well as the decline in revenues associated with construction and installation activities that were completed ahead of schedule.

Liquidity and Capital Resources

     As of September 30, 2005 the Company had $1,001,243 cash and cash equivalents on hand compared to $65,177 cash and cash equivalents as of September 30, 2004. Based on past performance and current expectations, we believe our cash and cash equivalents, cash generated from operations, as well as future possible cash investments, will satisfy our working capital needs, capital expenditures and other liquidity requirements associated with our operations. The Company had net cash flows provided by operations of $69,256 for the nine month period ended September 30, 2005 as compared to net cash provided by operations of $396,079 in the corresponding period last year. The decrease in net cash flows from operations in the current period as compared to corresponding period last year was mainly due to an increase in accounts receivables of $297,892 during the nine month period ended September 30, 2005.

     Cashflows from investing activities resulted in net usage of $2,671,533 in the current period as compared to net usage of $374,638 in the corresponding period last year. The greater usage in the current period was mainly due to advance payments made to equipment suppliers for investments necessary to construct and build the filling stations. The Company had inflows from investment activities of $3,503,897 during the nine month period ended September 30, 2005, the company issued 29,000,000 shares of common stock.

     The majority of the Company's revenues and expenses were denominated primarily in Renminbi ("RMB"), the currency of the People's Republic of China.

There is no assurance that exchange rates between the RMB and the U.S. Dollar will remain stable. The Company does not engage in currency hedging. Inflation has not had a material impact on the Company's business.

Executive Officers and Board of Directors

     Below are the names and certain information regarding the Company's executive officers, directors and director nominees following the acquisition of
Xilan:

Name                      Age              Position
------                   ----              ---------
Minqing Lu                43               Chief Executive Officer and Director*
Xiaogang Zhu              51               Chief Financial Officer
Yuman Chen                35               Vice President - Marketing
Liangzhong Li             44               Vice President - Construction
Qinan Ji                  48               Chairman of the Board*
Bo Chen                   48               Vice Chairman of the Board*
John Hromyk               44               Director
--------------
* Director nominee.

     Officers are elected annually by the Board of Directors, at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Qinan Ji, Chairman of the Board of Directors

     Mr. Ji joined Xilan as the Chairman of the Board of Directors in 2005. In 1996, he founded the Anxian Hotel in Weinan City in Shaanxi Province. In 2001, he formed the Xian Sunway Technology and Industry Co., Ltd. He has more than 20 years experience in the energy and petroleum industries in operational, administrative, management and government relations roles. He received a Bachelor of Economy Management from North West University (Shaanxi).

     Bo Chen, Vice Chairman of the Board of Directors

     Mr. Chen was named Vice Chairman of the Board of Directors of Xilan in October 2005. He is currently the President of Bodisen Biotech, Inc., a publicly listed company on the AMEX (symbol: BBC), and is one of its original founders and stockholders having joined that company in 2000. From August 1997 to August 2001, Mr. Chen was Chief Operations Officer and Chief Technology Officer of Shaanxi Bodisen Chemical Co., Ltd. From July 1994 to December 1997, he was the Chief Executive Officer and President of Yang Ling Shikanglu Chemical Technology Development Co., Ltd. He received his Bachelor of Science degree from Shaanxi Normal College in July 1984.

Minqing Lu, Chief Executive Officer, Member of the Board of Directors

     Mr. Lu joined Xilan in February 2005. He is Chief Executive Officer and serves on the Board of Directors. From February 1999 to May 2002, he was the executive director of Beijing Peixinkenu Investment Consultancy Company. From May 2002 to July 2004, he was President of Fenghua Aidi Air Service Company in Beijing. He received a Certificate of Management in July 1994 from Central Party College.

Xiaogang Zhu, Chief Financial Officer

     Mr. Zhu joined Xilan as the Chief Financial Officer in January 2005. He spent 16 years working at the Ministry of General Logistics 3546 Company and his last position there was manager of the Finance Department. From September 2000 to December 2004, Mr. Zhu was the Vice General Manager and CFO of Xian Dapeng Biotech Co., Ltd. He received a Bachelor of Accounting degree from Xian Jiaotong University.

Yuman Chen, Vice President, Marketing

     Ms. Chen joined Xilan in the beginning of 2000. She has spent the last five years at Xilan serving in the finance department until January 2001 when she became the manager of the Operations Department. In January 2005, she became the Vice President of Marketing Development and Customer Support. She received a Bachelors Degree in Management from North West University (Shaanxi) in July 1996.

Liangzhong Li, Vice President, Construction

     Mr. Li joined the company in February 2005. He has 15 years experience in the natural gas industry. He is Vice President of Construction and oversees the construction pipeline networks and installation of gas fittings. From 1999 to 2002, he was Vice General Manager of Leqing Pipeline of Liquefied Oil Gas Company in Zhejiang Province. From 2002 to 2004, he was Vice General Manager and Manager of Construction Department in Leqing Natural Gas Company. He received a certificate of literature from North West University (Shaanxi) in July 1986.

John Hromyk, Director

     John Hromyk has been Coventure's sole director since August 30, 2001 and was President and Chief Financial Officer of Coventure from August 30, 2001 through December 6, 2005. From May 1999 to June 2001, he was the sole proprietor of Banded Peak Venture Services, a business development and management-consulting firm located in Calgary, Alberta. Banded Peak Venture Service is presently inactive. For three years prior, he was the founder and president of Hillside Estate Winery Ltd. located in Penticton, British Columbia. Hillside Estate Winery, Ltd. is an established winery which produces a small number of high quality varietal wines which are sold through its wine shop and to specialty stores and restaurants. From June 1985 to April 1996, Mr. Hromyk was a contract magazine publisher for numerous Canadian regional and national periodicals. Educated in Vancouver, British Columbia Mr. Hromyk studied biological sciences from 1980 to 1984 at Vancouver Community College (Langara) and at the University of British Columbia. He also completed a Diploma Program in Business Administration and Marketing from Capilano College in North Vancouver in 1986.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the total compensation that Xilan has paid or that has accrued on behalf of Xilan's chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2004, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long-Term
                                                                                           Compensation
                                                                            -------------------------------------------
                                              Annual Compensation                      Awards                Payouts
                                      ------------------------------------- ------------------------------ ------------
                                                                  Other                        Securities                   All
                                                                 Annual        Restricted      Underlying                  Other
        Name and                                                 Compen-     Stock Award(s)    Options/        LTIP       Compen-
   Principal Position       Year       Salary ($)   Bonus ($)  sation ($)        ($)           SARs (#)     Payouts ($)   sation ($)
------------------------- ----------- ------------- ---------- ------------ ----------------- ------------ ------------ -----------
Huai'pu Zhang               2004          5,000        -0-         -0-            -0-             -0-          -0-         -0-
President, CEO              2003          5,000        -0-         -0-            -0-             -0-          -0-         -0-
And Director                2002          5,000        -0-         -0-            -0-             -0-          -0-         -0-

                      EQUITY COMPENSATION PLAN INFORMATION

     There has been no common stock authorized for issuance with respect to any equity compensation plan as of the fiscal year ended December 31, 2004.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of December 7, 2005 with respect to the beneficial ownership of the Company's outstanding common stock following the acquisition of Xilan by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.



                                   Common Stock              Percentage of
Name of Beneficial Owner (1)       Beneficially Owned        Common Stock


Minqing Lu                            173,913                     3.4%
Qinan Ji                            1,482,899(2)                 29.3%(2)
Bo Chen                               515,942(3)                 10.2%(3)
Yangling Bodisen Biotech
  Development Co, Ltd.                515,942(3)                 10.2%

John Hromyk                                --                      --
Xiang Ji                              364,058                     7.2%
Shaohu Jia                            270,145                     5.3%
Xian Sunway Technology
  & Industry Co., Ltd                 718,841(2)                 14.2%

All officers, directors and
  director nominees as a group      2,172,754(2)(3)              42.9%
(4 persons)


     (1) Except as otherwise indicated, the address of each beneficial owner is c/o Xian Xilan Natural Gas Co., Ltd., Tang Xing Shu Ma Building, Suite 418, Tang Xing Road, Xian High Tech Area, Xian, Shaanxi Province, China.

     (2) Of which 718,841 shares are owned by Xian Sunway Technology & Industry Co., Ltd. ("Sunway"). Qinan Ji owns 42.1% of Xian Sunway and may be deemed to beneficially own such shares.

     (3) Of which 515,942 shares are owned by Yangling Bodisen Biotech Development Co, Ltd. ("Bodisen"). Mr. Chen is President, a member of the Board of Directors and a 23% stockholder of Bodisen and may be deemed to beneficially own such shares.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In July 2005, Xilan loaned $77,169 to Qinan Ji, Chairman of the Board. The loan was made on a interest free basis and was repaid in its entirety in October 2005.

     In July 2005, Xilan loaned $94,393 to Xian Sunway Technology & Industry Co., Ltd., a principal shareholder of Xilan. The loan was made on an interest free basis and was repaid in its entirety on November 2005.

                            DESCRIPTION OF SECURITIES

     Our authorized capital stock consists of 30,000,000 shares of common stock at a par value of $0.0001 per share and 5,000,000 shares of preferred stock, par value $.0001. As of December 7, 2005, there were 5,051,022 shares of common stock of the Company issued and outstanding and no shares of preferred stock outstanding.

     Holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company's common stock representing a majority of the voting power of the Company's capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company's outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company's articles of incorporation.

     Holders of the Company's common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company's common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company's common stock.

Market for Common Equity

     On March 17, 2004, the Company approved for listing on the Over-the-Counter Bulletin Board under the symbol "CVNI". The following table sets forth the range of high and low closing bid quotations for our common stock since our common stock was listed on the Over-the-Counter Bulletin Board. The quotations represent inter-dealer prices without retail markup, markdown or commission, and may not necessarily represent actual transactions.


              Period                    High      Low
              December 6, 2005          $11.00    $2.10
              October 31, 2005          $7.00     $2.24
              July 31, 2005             $6.00     $0.50
              April 30, 2005            $2.90     $1.05
              January 31, 2005          $7.25     $0.45
              October 30, 2004          $0.45     $0.45
              July 31, 2004             $1.50     $0.25
              April 30, 2004            $0.30     $0.30


     The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer: (a) with bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and, as a result, stockholders may have difficulty selling those securities.

Recent Sales of Unregistered Securities

     We did not complete any unregistered sales of our common stock during our fiscal year ended July 31, 2005.

Dividends

     There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     1. We would not be able to pay our debts as they become due in the usual course of business; or

     2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

     We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceeding, nor is its property the subject of a pending legal proceeding, that is not in the ordinary course of business or otherwise material to the financial condition of the Company's business.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     On December 6, 2005, in connection with the acquisition of Xilan, the Company terminated the services of Manning Elliot, Chartered Accountants, as Coventure's independent auditor. Manning Elliot, Chartered Accountants performed the audits for the two year period ended July 31, 2005, which reports for the two years ended July 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified as to audit scope or accounting principles but did carry a modification as to going concern. During Coventure's two most recent fiscal years and during any subsequent interim period prior to the December 6, 2005 termination as Coventure's independent auditors, there were no disagreements with Manning Elliot, Chartered Accountants, with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

     On December 7, 2005 Coventure provided Manning Elliot with a copy of this disclosure and requested that it furnish a letter to Coventure, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.

     On December 7, 2005, Coventure's board of directors approved the engagement of the firm of Kabani & Company, Inc. as Coventure's independent auditors. During Coventure's two most recent fiscal years or any subsequent interim period prior to engaging Kabani & Company, Inc., Coventure had not consulted Kabani & Company, Inc. regarding any of the accounting or auditing concerns stated in
Item 304(a)(2) of Regulation S-B.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 2.01.

Item 4.01 Changes in Registrant's Certifying Accountant.

See Item 2.01.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     In connection with the acquisition of Xilan, the Company is changing its fiscal year end to December 31.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits


Exhibit
Number         Description
--------------------------------------------------------------------------------

10.1 Share Purchase Agreement made as of December 6, 2005 among Coventure International Inc., Xian Xilan Natural Gas Co., Ltd. and each of Xilan's shareholders.

10.2        Return to Treasury  Agreement between Coventure  International  Inc.
            and John Hromyk, dated December 6, 2005.

16.1        Letter from Manning Elliot, Chartered Accountants, dated December 7,
            2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          COVENTURE INTERNATIONAL INC.


Dated:  December 7, 2005                    By: /s/ MINQING LU
                                                --------------
                                                Minqing Lu,
                                                Chief Executive Officer

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
Xi'an Xilan Natural Gas Company, LTD.

We have audited the accompanying balance sheet of Xi'an Xilan Natural Gas Company, LTD. (the "Company") as of December 31, 2004 and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xi'an Xilan Natural Gas Company, LTD as of December 31, 2004 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.



KABANI & COMPANY, INC.
CERTIFIED PUBLIC ACCOUNTANTS


Los Angeles, California
November 13, 2005

                        XI'AN XILAN NATURAL GAS CO., LTD
                                  BALANCE SHEET
              DECEMBER 31, 2004 AND SEPTEMBER 30, 2005 (UNAUDITED)



                                     ASSETS
                                                                                               December 31,          September 30,
                                                                                                  2004                  2005
                                                                                                                     (unaudited)
CURRENT ASSETS:
      Cash & cash equivalents                                                              $           62,998   $        1,001,243
      Accounts receivable, net                                                                          4,944              308,065
      Other receivable                                                                                 23,405               57,902
      Receivable from related party                                                                         -              171,563
      Inventory                                                                                        46,442               25,864
      Advances to suppliers                                                                               725              297,712
      Prepaid expense                                                                                     200               16,961
                                                                                           ------------------   ------------------
                           Total current assets                                                       138,712            1,879,311

PROPERTY AND EQUIPMENT, net                                                                         5,267,344            5,405,515

CONTRACT IN PROGRESS:                                                                                 377,497                    -

OTHER ASSET:                                                                                                -            2,491,411

                                                                                           ------------------   ------------------
                                                                                           $        5,783,554            9,776,237
                                                                                           ==================   ==================

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable & accrued expense                                                   $           97,238   $          163,974
      Other payable                                                                                    60,666              261,772
      Unearned revenue                                                                                931,440              215,724
                                                                                           ------------------   ------------------
                           Total current liabilities                                                1,089,344              641,470

STOCKHOLDERS' EQUITY:
      Common stock;
           10,000,000 registered and 30,000,000 unregistered shares issued and outstanding          4,832,396
           69,000,000 registered shares issued and outstanding                                                           8,336,893
      Cumulative translation adjustment                                                                   572              199,859
      Accumulated deficit                                                                            (142,215)             515,582
      Statutory reserve                                                                                 3,457               82,433
                                                                                           ------------------   ------------------
                           Total stockholders' equity                                               4,694,210            9,134,767

                                                                                           ------------------   ------------------
                                                                                           $        5,783,554   $        9,776,237
                                                                                           ==================   ==================


                        XI'AN XILAN NATURAL GAS CO., LTD
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
      AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)


                                                                 For the Years                       For the Nine Months
                                                                Ended December 31,                   Ended September 30,
                                                                                                          (unaudited)
                                                                2004            2003                2005                   2004
                                                       ---------------    ----------------    ----------------   ----------------
Revenue
         Natural gas revenue                           $       306,306    $        237,312    $      1,065,017   $        211,990
         Construction / installation revenue                   578,107           1,334,981           1,649,025            489,625
                                                       ---------------    ----------------    ----------------   ----------------
              Total revenue                                    884,413           1,572,293           2,714,042            701,615

Cost of revenue
         Natural gas cost                                      226,944              94,617             830,527            157,065
         Construction / installation cost                      287,102             963,775             584,772            280,635
                                                       ---------------    ----------------    ----------------   ----------------
                                                               514,046           1,058,392           1,415,299            437,700

Gross profit                                                   370,367             513,902           1,298,743            263,915

Operating expenses
         Selling expenses                                      387,768             344,242             299,352            282,924
         General and administrative expenses                   142,449             143,476             132,991            109,600
                                                       ---------------    ----------------    ----------------   ----------------
              Total operating expenses                         530,217             487,718             432,343            392,525

                                                       ---------------    ----------------    ----------------   ----------------
Income (loss) from operations                                 (159,850)             26,183             866,400           (128,609)

Non-operating income (expense):
         Gain on conversion of debt                                  -              82,763                   -                  -
         Interest expense                                            -             (13,396)                  -                  -
         Interest income                                         1,618                 524                 894                541
         Other expense                                          (3,535)               (242)               (468)              (221)
                                                       ---------------    ----------------    ----------------   ----------------
              Total non-operating income (expense)              (1,918)             69,649                 426                321
                                                       ---------------    ----------------    ----------------   ----------------

Net income (loss) before income tax                           (161,768)             95,833             866,826           (128,289)

Income tax                                                           -              16,618             130,024                  -
                                                       ---------------    ----------------    ----------------   ----------------

                                                       ---------------    ----------------    ----------------   ----------------
Net income (loss)                                      $      (161,768)   $         79,214    $        736,802   $       (128,289)
                                                       ===============    ================    ================   ================

Basic and diluted weighted average shares outstanding       40,000,000          10,082,192          69,000,000         40,000,000
                                                       ===============    ================    ================   ================

Basic and diluted net income (loss) per share          $         (0.00)   $           0.01    $           0.01   $          (0.00)
                                                       ===============    ================    ================   ================

                        XI'AN XILAN NATURAL GAS CO., LTD
                        STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                   Common                     Cumulative                                  Total
                                                   stock                     translation    Statutory     Accumulated  stockholders'
                                                   shares        Amount       adjustment     Reserve       deficit       equity
                                                ------------  ------------- -------------- ------------- -------------  -----------
Balance, December 31, 2002                        10,000,000  $   1,207,729 $            - $           - $     (56,204) $ 1,151,525

Net income for the year ended December 31, 2003            -              -              -             -        79,214       79,214

Conversion of debt to equity                      30,000,000      3,624,667              -             -             -    3,624,667

Statutory reserve                                          -              -              -         3,457        (3,457)           -

                                                ------------  ------------- -------------- ------------- -------------  -----------
Balance, December 31, 2003                        40,000,000      4,832,396              -         3,457        19,553    4,855,406

Cumulative translation adjustment                          -             -             572             -             -          572

Net loss for the year ended December 31, 2004              -             -               -             -      (161,768)    (161,768)

                                                ------------  ------------- -------------- ------------- -------------  -----------
 Balance December 31, 2004                        40,000,000  $   4,832,396 $          572 $       3,457 $    (142,215) $ 4,694,210
                                                ============  ============= ============== ============= =============  ===========

                        XI'AN XILAN NATURAL GAS CO., LTD
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
      AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004 (UNAUDITED)

                                                                                                      For the Nine Months
                                                                         For the Years                 Ended September 30,
                                                                        Ended December 31,                (unaudited)

                                                                           2004        2003          2005          2004
                                                                      -----------  -----------   -----------   -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income (loss)                                               $  (161,768) $    79,214   $   736,802   $  (128,289)
      Adjustments to reconcile net income (loss) to net cash
      provided in operating activities:
           Gain on conversion of debt                                           -      (82,763)            -             -
           Loss on disposal of property                                     3,242            -             -             -
           Depreciation and amortization                                  314,453      260,765       204,426       235,757
           (Increase) / decrease in assets:
                Accounts receivable                                        (4,943)       1,482      (297,892)      (16,543)
                Inventory                                                 (46,440)           -        21,271       (56,848)
                Other receivable                                           (6,525)      (5,715)      (33,390)        4,193
                Receivable from related party                                   -            -      (168,666)            -
                Advances to suppliers                                      14,982       15,500      (291,955)       15,706
                Prepaid expense                                               (99)        (101)      (16,474)         (597)
                Contract in progress                                      118,537     (363,523)      379,584       496,014
           Increase / (decrease) in current liabilities:
                Accounts payable                                          (64,344)  (1,590,145)   (1,128,496)       26,814
                Payable to related party                                 (917,642)   4,501,535             -      (120,818)
                Other payable                                              (2,854)  (1,999,673)    1,388,554        (6,271)
                Unearned revenue                                          777,436     (174,197)     (724,508)      (53,040)
                                                                      -----------  -----------   -----------   -----------
      Net cash provided by operating activities                            24,035      642,379        69,256       396,079
                                                                      -----------  -----------   -----------   -----------

 CASH FLOWS FROM INVESTING ACTIVITIES
           Payment  on purchase of equipment                               (5,981)    (282,917)     (222,195)     (374,638)
           Advance payment on purchase of equipment - other asset               -            -    (2,449,338)            -
           Proceeds from disposal of property                               1,208            -             -             -
                                                                      -----------  -----------   -----------   -----------
      Net cash used in investing activities                                (4,773)    (282,917)   (2,671,533)     (374,638)
                                                                      -----------  -----------   -----------   -----------

 CASH FLOWS FROM FINANCING ACTIVITIES:
           Payments on short-term loan                                          -     (362,441)            -             -
           Stock issued for cash                                                -            -     3,503,897             -
                                                                      -----------  -----------   -----------   -----------
      Net cash provided by (used) in financing activities                       -     (362,441)    3,503,897             -
                                                                      -----------  -----------   -----------   -----------

 Effect of exchange rate changes on cash and cash equivalents                   -            -        36,625             -

 NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                        19,262       (2,980)      938,245        21,441

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                43,736       46,716        62,998        43,736
                                                                      -----------  -----------   -----------   -----------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                              $    62,998  $    43,736   $ 1,001,243   $    65,177
                                                                      ===========  ===========   ===========   ===========

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS



1.      ORGANIZATION AND DESCRIPTION OF BUSINESS

Xi'an Xilan Natural Gas Co, Ltd. (The "Company") was incorporated on January 8, 2000 in Xi'an city in the Shaanxi province, China. The core business of the Company is distribution of natural gas to commercial, industrial and residential customers, construction of pipeline networks, and installation of natural gas fittings and parts for end-users. The Company has an exclusive permit to provide gas utility service in Lantian County and Baqiao District of Xi'an city, China.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts and other receivable

Accounts and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured.

Inventory

Inventory is stated at the lower of cost, as determined on a first-in, first-out basis, or market. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower. Inventory consists of material used in the construction of pipelines.

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


Property, equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:


                  Office equipment                               5 years
                  Operating equipment                         5-20 years
                  Vehicles                                       5 years
                  Buildings                                     30 years

At December 31, 2004, the following are the details of the property and equipment:

                  Office equipment                            $     17,419
                  Operating equipment                            5,798,307
                  Vehicles                                          57,416
                  Buildings                                        167,274

                  Less:  Accumulated depreciation                 (773,073)
                                                              ------------
                          Net book value                      $  5,267,344
                                                              ============

September 30, 2005, the following are the details of the property and equipment (unaudited):

                  Office equipment                            $     19,775
                  Operating equipment                            5,930,510
                  Vehicles                                         158,616
                  Buildings                                        189,073
                  Construction in process                          106,178

                  Less:  Accumulated depreciation                 (998,637)
                                                              ------------
                          Net book value                      $  5,405,515
                                                              ============

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004 there were no significant impairments of its long-lived assets.

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


Contracts-in progress

Contracts in progress consist of cost of construction of pipelines for customers.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Revenue from gas sales is recognized when gas is pumped through pipelines to the end users. Revenue from construction and installation of pipelines is recorded when the contract is completed and accepted by the customers. The construction contracts are usually completed within one to two months time.

Deferred revenue

Deferred revenue represents prepayments by customers for gas purchases and advance payments on construction and installation of pipeline contracts. The Company records such prepayment as unearned revenue when the payments are received.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the year ended December 31, 2004 and 2003 were insignificant.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. No options have been granted for the years ended December 31, 2004 and 2003 and for the nine months ended September 30, 2005.

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. At December 31, 2004 and September 30, 2005, there was no significant book to tax differences.

LOCAL PRC INCOME TAX

Pursuant to the tax laws of China, general enterprises are subject to income tax at an effective rate of 33%. The Company is in the natural gas industry whose development is encouraged by the government. According to the income tax regulation, any company engaged in the natural gas industry enjoys a favorable tax rate. Accordingly, the Company's income is subject to a reduced tax rate of 15%.

At December 31, 2004, the Company had net operating loss of approximately $162,000 all of which was generated in the Peoples Republic of China (PRC). Under PRC income tax rules, net operating losses can be carried forward for 5 years. The Company has recorded a 100% valuation allowance on the gross amount of deferred tax assets of $25,000 based on the uncertainty of its realization at December 31, 2004. There were no other book to tax differences at December 31, 2004 and 2003.

A reconciliation of tax at United States federal statutory rate to provision for income tax recorded in the financial statements is as follows:

                                                             For the Years                 For the Nine Months
                                                           Ended December 31,              Ended September 30,
                                                                                               (unaudited)
                                                         2004             2003             2005           2004
                                                     -------------    --------------    -----------    ------------
Tax provision (credit) at statutory rate                (34%)              34%              34%           (34%)
Foreign tax rate difference                              19%              (19%)            (19%)           19%
Change in valuation allowance                            15%                -                -             15%
Other                                                                       2%
                                                     -------------    --------------    -----------    ------------
                                                          -                17%             15%              -
                                                     =============    ==============    ===========    ============

Foreign Currencies Translation

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items of income statement are recorded at the average exchange rate. Gain or loss on foreign currency transactions are

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Supplemental Disclosure to Cash Flows

During the year ended December 31, 2003 cash from financing and operating activities exclude the effect of the conversion of debt to equity for $3,624,667 and gain on conversion of debt of 82,763.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Recent Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

The Company believes that the adoption of this standard will have no material impact on its financial statements.

3.      OTHER ASSET

Other asset consists of advance payments for purchases of certain equipment.

4.      OTHER PAYABLE

Other payable consists of the following as of December 31, 2004:

         Other accounts payable               $   26,360
         Welfare payable                          14,673
         Tax payable                              18,874
         Other levies                                759
                                              ----------
                  Total                       $   60,666
                                              ==========

Other payable consists of the following as of September 30, 2005 (unaudited):

         Other accounts payable               $   24,659
         Welfare payable                          13,433
         Tax payable                             220,280
         Other levies                              3,400
                                              ----------
                  Total                       $  261,772
                                              ==========

5.      SHAREHOLDERS' EQUITY

On January 1, 2003, the Company had 10,000,000 registered shares issued and outstanding.

On December 30, 2003, the Company converted $ 3,624,667 of debt in to 30,000,000 shares of common stock. The Company recorded a gain on conversion of $82,763 as a result of this transaction. The shares were recorded as paid in capital since the shares were not registered.

The Company did not have any issuances of its stock in the year ended December 31, 2004.

During the nine months ended September 30, 2005, the Company issued 29,000,000 shares of common stock for $3,503,897 cash contribution (unaudited).

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


6.     EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan was $10,045 and $9,485 and $8,360 and $7,528 for the years ended December 31, 2004 and 2003 and for nine month periods ended September 30, 2005 and 2004 (unaudited), respectively.

7.     STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)   Making up cumulative prior years' losses, if any;

(ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

(iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The  Company  has  appropriated  $78,976 as reserve  for the  statutory  surplus reserve and welfare fund for the nine months ended September 30, 2005 (unaudited) and $3,547 for the year ended December 31, 2003. No allocation was made for the year ended December 31, 2004 as the company had net loss from operations.

8.       EARNINGS PER SHARE

Earnings per share for the years ended December 31, 2004 and 2003 and for the nine months ended September 30, 2005 and 2004 (unaudited) are determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At December 31, 2004 and 2003 and September 30, 2005 and 2004, there were no dilutive securities.

9.      CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company purchases all of the natural gas for resale from one vendor. No amount was owing to this vendor at December 31, 2004 or at September 30, 2005.

Three major customers accounted for 84%, 92% and 82% of the construction revenue for the years ended December 31, 2004 and 2003 and for the nine months ended September 30, 2004 (unaudited), respectively. One customer accounted for 87% of the construction revenue for the nine months ended September 30, 2005.

                        XI'AN XILAN NATURAL GAS CO., LTD
                        NOTES TO THE FINANCIAL STATEMENTS


The Company's operations are carried out in the People's Republic of China. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the People's Republic of China, by the general state of the People's Republic of China`s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

10.     RELATED PARTY TRANSACTIONS

The Company has receivable from related parties - shareholders of the Company in the amount of $171,563 as of September 30, 2005 (unaudited).

11.    SUBSEQUENT EVENT

The Company entered in to an agreement with one of its customer under which, the Company will acquire certain equipment for $2,765,200 (RMB 22,300,000). The Company paid $ 1,240,000 (RMB 10,000,000) on April 22, 2005. At September 30,
2005, $308,668 (RMB 2,489,262) is included in accounts receivable from this customer, which will be adjusted against the purchase price at the date of transfer of title to the equipment. The agreement stipulates that 100 days after the advance payment, the equipment will be transferred to the Company. The remaining unpaid balance will be paid by the Company through delivery of natural gas to this customer at a specified price per cubic meter of gas.

                         CONVENTURE INTERNATIONAL, INC.
                        PRO FORMA STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JULY 31, 2005
                                   (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the audited financial statements of Coventure International, Inc., (A) for the year ended July 31, 2005 and the audited financial statements of Xi'an Natural Gas Co. (B) for the year ended December 31, 2004, the unaudited financial statements of (B) for the nine months ended September 30, 2004 and September 30, 2005, respectively. The Pro Forma Statements of Operations reflects the acquisition of B by A (a reporting company) on December 6, 2005 in an acquisition accounted for using the reverse acquisition method of accounting and assumes that such acquisition was consummated as of August 1, 2004.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                              A               B                Pro Forma          Pro Forma
                                         (Historical)    (Historical)          Adjustment         Combined
                                        --------------  -------------       ---------------   ----------------
Net Revenue                             $     234,777   $  2,896,840        $            -    $     3,131,617

Cost of revenue                                     -      1,491,645                     -          1,491,645
                                        --------------  -------------       ---------------   ----------------

Gross profit                                  234,777      1,405,195                     -          1,639,972

Operating expenses                            270,484        570,035                     -            840,519
                                        --------------  -------------       ---------------   ----------------

Loss from operations                          (35,707)       835,159                     -            799,452

Non-operating income (Expenses),
 minority interest and income tax              57,881         (1,813)                    -             56,068
                                        --------------  -------------       ---------------   ----------------

Net gain (loss)                         $      22,174   $    833,347        $            -    $       855,521
                                        ==============  =============       ===============   ================

EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                       7,022,000     40,000,000                          (3)  20,204,088
                                        ==============  =============                         ================

   Gain (Loss) per share                $        0.00   $       0.02                          $          0.04
                                        ==============  =============                         ================

NOTES:
(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of August 1, 2004.

(3) Weighted average number of shares outstanding for combined entity includes 5,051,022 shares of A as of August 1, 2004 after talking in to account
     4,000,000 shares issued to B and 5,971,178 shares of the principal shareholder of A that were cancelled as a result of the merger. The weighted average shares reflect a 4:1 stock split after the consumation of the merger.

                         CONVENTURE INTERNATIONAL, INC.
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                               AS ON JULY 31, 2005
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the audited financial statements of Conventure International, inc.
(A) as of July 31, 2005 and the unaudited financial statements of Xi'an Natural Gas Co. (B) as of September 30, 2005. The unaudited Pro Forma Statements of financial conditions reflects the acquisition of B by A (a reporting company) in a merger using reverse acquisition method of accounting.

                                                               A              B                Pro Forma          Pro Forma
                                                         (Historical)    (Historical)          Adjustment         Combined
                                                        --------------  -------------       ---------------   ----------------
                              ASSETS

Current Assets                                          $      23,490 $    1,879,311    (1) $      (23,490)   $     1,879,311

Property & equipment, net                                      32,063      5,405,515    (1)        (32,063)         5,405,515

Intangible assets, net                                              -              -                     -                  -

Other non-current assets                                            -      2,491,411                                2,491,411

                                                        --------------  -------------       ---------------   ----------------
TOTAL ASSETS                                            $      55,553   $  9,776,237        $      (55,553)   $     9,776,237
                                                        ==============  =============       ===============   ================

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                     $     161,397   $    641,470    (1) $     (161,397)   $       641,470

Long-term liabilities                                           5,493              -    (1)         (5,493)                 0

Stockholders' equity;

  Common stock                                                    702      8,336,893    (2)     (8,336,374)             2,075
                                                                                        (4)          1,556

  Additional paid in capital                                  139,280              -    (3)       (139,280)         8,334,818

                                                                                        (2)      8,335,672

                                                                                        (4)         (1,556)

  Statutory reserve                                                 -         82,433                     -             82,433

  Subscription receivable                                           -              -                     -                  -

  Accumulated other comprehensive gain (loss)                  (8,451)       199,859    (3)          8,451            199,859

  Retained earnings (deficit)                                (242,868)       515,582    (3)        242,868            515,582

                                                        --------------  -------------       ---------------   ----------------
     Total stockholders' equity (deficit)                    (111,337)     9,134,767               111,337          9,134,767
                                                        --------------  -------------       ---------------   ----------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)    $      55,553   $  9,776,237        $      (55,553)   $     9,776,237
                                                        ==============  =============       ===============   ================

NOTES;

(1) Elimination of assets and liabilities of A sold to A's principal stockholder in return for 5,971,178 shares

(2) Recapitalization of B to account for issuance of 4,000,000 shares of A to shareholders of B

(3) Elimination of pre-acquisition retained earnings of (A)

(4) To account for 4:1 stock split after merger



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